AMENDMENT TO THE
SERIES PORTFOLIOS TRUST
CUSTODY AGREEMENT

THIS AMENDMENT to the Custody Agreement, dated as of September 15, 2015, as amended (the “Agreement”), is entered into as of July 8, 2020, by and between SERIES PORTFOLIOS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the following fund:

Kayne Anderson Renewable Infrastructure Fund,

and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Series Portfolios Trust:

1.	Exhibit O, the Kayne Anderson Renewable Infrastructure Fund, is hereby added and attached hereto.

2.	Section 15.08, Notices shall be updated as follows:
All Notices to the Custodian shall be sent to:

U.S. Bank N.A.
U.S. Bank Tower
425 Walnut Street
Cincinnati, OH 45202 | CN-OH-W6TC
Attn: Global Fund Custody Support Services
Phone: 513.632.2443
Fax: 844.206.1025

And Notices to the Trust shall be sent to:

Series Portfolios Trust
615 East Michigan Street
Milwaukee, Wisconsin 53202
Attn.: Fund Administration

3.	Notices to the Adviser of the Kayne Anderson Renewable Infrastructure Fund, shall be sent to

Kayne Anderson Capital Advisors, L.P.
1800 Avenue of the Stars, 3rd Floor

Los Angeles, CA 90067

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

SERIES PORTFOLIOS TRUST             U.S. BANK NATIONAL ASSOCIATION
By:___________________________            By:_____________________________
Name: Ryan L. Roell                    Name:    __________________________
Title: President                    Title: ___________________________
Date:                             Date:

Exhibit O to the Series Portfolios Trust Custody Agreement
Name of Series

Kayne Anderson Renewable Infrastructure Fund

Custody Services Fee Schedule at April 2020

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
___ basis points on the first $___
___ basis point on the next $___
___ basis point on the balance

Minimum annual fee per fund - $___
Plus portfolio transaction fees

Portfolio Transaction Fees

▪	$___ - Book entry DTC transaction, Federal Reserve transaction, principal paydown

▪	$___ - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction

▪	$___ - Option/SWAPS/future contract written, exercised or expired

▪	$___ - Mutual fund trade, Margin Variation Wire and outbound Fed wire

▪	$___ - Physical security transaction

▪	$___ - Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

▪	Additional fees apply for global servicing. Fund of Fund expenses quoted separately.

▪	$___ per custody sub - account per year (e.g., per sub -adviser, segregated account, etc.)

▪	Class Action Services - $___ filing fee per class action per account, plus __% of gross proceeds, up to a maximum per recovery not to exceed $___.

▪	No charge for the initial conversion free receipt.

▪	Overdrafts - charged to the account at prime interest rate plus __% unless a line of credit is in place.

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

EXHIBIT O (continued) to the Custody Agreement
Additional Services Fee Schedule
Third-Party Agent Domestic Securities Lending Support*+

▪	$___ implementation fee per Trust per Third-Party Agent Lender

▪	Annual Base Fee $___ per Trust per Third-Party Agent Lender

▪	Plus Transaction fees
Third-Party Agent Portfolio Transaction Fees+

▪	$___- transaction fee will be assessed for each loan, return, and reallocation transactions (loan/return)

+ Each Third-Party Agent Lender will be invoiced directly
*Subject to annual CPI increase - All Urban Consumers - U.S. City Average

EXHIBIT O (continued) to the Custody Agreement
Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia	[ ]	$[ ]	Hungary	15.00	$[ ]	Poland	[ ]	$[ ]
Argentina	[ ]	$[ ]	Iceland	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	India	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Ireland	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Botswana	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Brazil	[ ]	$[ ]	Jordan	[ ]	$[ ]	Slovenia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Africa	[ ]	$[ ]
Canada	[ ]	$[ ]	Kuwait	[ ]	$[ ]	South Korea	[ ]	$[ ]
Chile	[ ]	$[ ]	Latvia	[ ]	$[ ]	Spain	[ ]	$[ ]
China Connect	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Eswatini	[ ]	$[ ]
Colombia	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Sweden	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malta	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Croatia	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mexico	[ ]	$[ ]	Thailand	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Morocco	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Denmark	[ ]	$[ ]	Namibia	[ ]	$[ ]	Turkey	[ ]	$[ ]
Egypt	[ ]	$[ ]	Netherlands	[ ]	$[ ]	UAE	[ ]	$[ ]
Estonia	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Uganda	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	Nigeria	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Euroclear (Non-Eurobonds)	[ ]	$[ ]	Norway	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
Finland	[ ]	$[ ]	Oman	[ ]	$[ ]	Uruguay	[ ]	$[ ]
France	[ ]	$[ ]	Pakistan	[ ]	$[ ]	Vietnam	[ ]	$[ ]
Germany	[ ]	$[ ]	Panama	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	$[ ]
Ghana	[ ]	$[ ]	Peru	[ ]	$[ ]	Zambia	[ ]	$[ ]
Greece	[ ]	$[ ]	Philippines	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
Hong Kong	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.

EXHIBIT O (continued) to the Custody Agreement

Global Custody Base Fee

A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

▪	1- 25 foreign securities - $___; 26 - 50 foreign securities - $___; Over 50 foreign securities - $___

▪
Euroclear - Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third-party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses

▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Advisor’s Signature below acknowledges approval of the domestic and global custody fee schedules on this Exhibit O.

Kayne Anderson Capital Advisors, L.P.

By: _/s/ Paul Stapleton_________________

Printed Name: _Paul Stapleton_________

Title: _Chief Financial Officer__________